UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2018

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

4424 West Sam Houston Parkway North Houston, Texas	77041
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On March 21, 2018, McDermott International, Inc., a Panamanian corporation (“McDermott”), issued a press release announcing that, subject to market and other conditions, McDermott Technology (US), Inc. and McDermott Technology (Americas), Inc. (together, the “Post-Merger Co-Issuers”), each a wholly owned subsidiary of McDermott, intend to jointly offer for sale $950 million in aggregate principal amount of senior unsecured notes due 2024 and $550 million in aggregate principal amount of senior unsecured notes due 2026 (collectively, the “notes”) in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The notes are expected to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.

The notes will be initially issued by McDermott Escrow 1, Inc. and McDermott Escrow 2, Inc. (together, the “Escrow Issuers”), each of which is a special purpose entity incorporated under the laws of the State of Delaware and is wholly owned by Stichting Hydra Notes, a foundation organized under the laws of the Netherlands.

The proceeds of the offering will be deposited into a segregated escrow account until the date on which certain escrow conditions are satisfied and the escrow proceeds are released (the “Escrow Conditions”). Concurrent with the satisfaction of the Escrow Conditions, the Escrow Issuers will merge with and into the Post-Merger Co-Issuers, with each Post-Merger Co-Issuer being a surviving entity that will assume, by operation of law, the obligations of the applicable Escrow Issuer under the notes and the indenture governing the notes.

Upon the consummation of the business combination (the “Combination”) between McDermott and Chicago Bridge & Iron Company N.V. (“CB&I”), the notes will be jointly and severally guaranteed on a senior unsecured basis by McDermott, each of McDermott’s and CB&I’s material restricted subsidiaries (other than the Post-Merger Co-Issuers) that guarantees indebtedness of either Post-Merger Co-Issuer or any guarantor under McDermott’s credit agreement.

Upon satisfaction of the Escrow Conditions, McDermott intends to use the net proceeds from the offering of the notes to pay a portion of the purchase price for the pending acquisition of the technology operations of CB&I in connection with the Combination.

A copy of the press release referred to above is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, the solicitation of an offer to buy, an offer to purchase or a solicitation of an offer to sell any securities, including the notes, nor shall it constitute such an offer or solicitation in any jurisdiction in which such offer, solicitation, sale or purchase is unlawful.

All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Form 8-K include, among other things, statements about the offering of the notes, satisfaction of the Escrow Conditions relating to and release of the escrowed proceeds from the offering, the mergers between the Escrow Issuers and the Post-Merger Co-Issuers and the use of proceeds from the offering. Although McDermott believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to various uncertainties. Factors which could cause actual results to differ from those expectations include, but are not limited to, McDermott’s ability to consummate the offering of the notes and any additional factors identified in McDermott’s filings with the Securities and Exchange Commission, including those in its Annual Report on Form 10-K for the year ended December 31, 2017 under the heading entitled “Risk Factors.” This Current Report on Form 8-K reflects expectations as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by McDermott International, Inc. dated March 21, 2018.

Index to Exhibits

Exhibit No

99.1	Press Release issued by McDermott International, Inc. dated March 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

Date: March 21, 2018